BMC FUND, INC.
POST OFFICE BOX 500, 800 GOLFVIEW PARK
LENOIR, NORTH CAROLINA  28645
704-758-6100 extension 22
704-754-7335 fax

June 28, 1996


Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, NW
Washington, DC  20549

Re:  BMC Fund, Inc. - Definitive Proxy Materials

Ladies or Gentlemen:

We hereby transmit electronically the notice of the annual meeting, proxy statement and form of proxy schedule to be mailed by BMC Fund, Inc. ("the
Company") on or about July 1, 1996, in connection with the annual meeting of shareholders of the Company to beheld July 27, 1996.

A filing fee in the amount of $125.00, pursuant to
Item 22(a)(2) of Schedule 14A will be sent by wire transfer.

Please contact the undersigned or E. D. Beach, President (704-758-6102) with your questions or comments.

Yours very truly,

/s/ Carol Frye

Carol Frye
Assistant Secretary and
Assistant Treasurer

Enclosures

BMC FUND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 1996


          NOTICE IS HEREBY GIVEN THAT the annual
meeting of shareholders of BMC
Fund, Inc. (the "Corporation") will be held on Saturday, July 27, 1996, at 10:00 a.m., at Linville
Ridge Country Club, Linville, NC 28646, for the following purposes:

          1.   To elect 13 directors to hold office
until the next annual meeting of shareholders and until their successors have been elected and qualified.

          2.   To ratify or reject the selection by
the Board of Directors of the firm of Deloitte &
Touche as the Corporation's auditor.

          3.   To transact such other business as
may properly come before the meeting.

          Only shareholders of record as of the
close of business on June 1, 1996 are entitled to notice of, and to vote at, the meeting.

          WHETHER OR NOT YOU EXPECT TO ATTEND THE
MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED
FORM OF PROXY AS  PROMPTLY  AS POSSIBLE IN THE
ENCLOSED ENVELOPE.  IF YOU ATTEND THE MEETING, YOU
MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN
PERSON.

July 1, 1996     By Order of the Board of Directors


                  Paul H. Broyhill
                  Chairman of the Board

BMC FUND, INC.
Golfview Park
Lenoir, North Carolina 28645
(Tel.:  (704) 758-6102)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 1996

          This proxy statement is furnished in
connection with the solicitation by BMC Fund, Inc.(the "Corporation") of proxies for use at the annual meeting of shareholders to be held at Linville Ridge Country Club, Linville, North
Carolina  28646 on Saturday, July 27, 1996, at
10:00 a.m., and at any and all adjournments thereof, for the purpose of considering and acting upon the matters specified in the accompanying notice of the meeting and detailed below. The
Corporation is soliciting such proxies by mail on behalf of its Board of Directors and is bearing the expenses of the solicitation. This proxy statement and the enclosed proxy form are first being sent to shareholders on or about July 1, 1996.

          The Board of Directors has fixed the
close of business on June 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On the record date, 4,933,281 shares of Common Stock of the Corporation were issued and outstanding, each share being entitled to one vote. Information concerning beneficial ownership of Common Stock by principal shareholders and by the management of the Corporation is set forth below. See "Principal
Shareholders" and "Election of Directors."

          Shares represented by proxies will be
voted by the proxy agents named therein unless such proxies are revoked. The proxy agents will vote the proxies that they hold in accordance with the choices specified by the person giving the proxy.
If the enclosed proxy reflects no specification but is properly signed, the proxy agents will vote the shares represented thereby for the election of the slate of nominees listed on the proxy and in favor of the ratification of the appointment of accountants.

          Any shareholder who submits the
accompanying proxy has the right to revoke it by notifying the Secretary of the Corporation in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the meeting and elects to vote in person.

          A majority of votes entitled to be cast
on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of matters to be considered at the annual meeting. Once a share is represented for any purpose at a meeting, it is considered present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is set for the adjourned meeting). Shares which are withheld as to voting with respect to one or more nominees for director and abstentions are counted in determining the existence of a quorum.

          The Board of Directors is not aware of
any business to come before the meeting other than the matters described in the accompanying notice of the meeting. If any other matters of business are properly presented at the meeting, however, the proxy agents will vote upon such matters in accordance with their best judgment.

          The Corporation will furnish, without
charge, a copy of its annual report (and the most recent semi-annual report succeeding the annual report, if any) for the fiscal year ended March 31, 1996 to a shareholder upon request. Any such request should be directed to the Assistant
Secretary of the Corporation by writing to Carol
Frye at the Corporation, Golfview Park, Lenoir,
North Carolina 28645. (A stamped, addressed postal card is enclosed for use in requesting such report.) This annual report was previously furnished to shareholders on May 28, 1996.

ELECTION OF DIRECTORS

          The bylaws of the Corporation provide
that the number of directors of the
Corporation shall be not less than three nor more than 17. Unless contrary action is specified by a shareholder on the enclosed proxy, the proxy agents named in the proxy intend to vote the proxies received by them for the election of the 13 nominees listed below, who, if elected, will hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Information about the nominees' beneficial ownership of the Corporation's Common Stock as of June 1, 1996 is set forth in the following table, and information about their business experience is set forth in the paragraphs that follow the table.

          Amount and Nature of Beneficial
               Ownership of Common Stock

                    Voting and                 Percent of
                    Investment Power           Outstanding
Name and Age        Sole     Shared            Common Stock

Clarence E.         39,700       230(1)           (2)
Beach (86)

E. D.                  300    87,183(1)(3)         1.8%
Beach (71)*

James T.            See "Principal Shareholders"
Broyhill (68)*

Paul H.              See "Principal Shareholders"
Broyhill (72)*


William E.           3,240         0               (2)
Cooper (74)

Lawrence Z.            200         0               (2)
Crockett (74)

Willard A.         166,469   661,877             16.8%
Gortner (70)*

Allene B.           See "Principal Shareholders"
Heilman (74)*

Harry                  200     6,060               (2)
Heltzer (84)

Clarence            20,000     1,300               (2)
A. Holden (80)

Gene A.                 25         0               (2)
Hoots (57)

Dolph W.                25        --               (2)
von Arx (61)

Michael                 25       --                (2)
Landry (50)

All directors
and officers
as a group
(14 persons)     2,827,115  1,007,190          77.7%

__________________________

* Interested person of the Corporation as defined in the Investment Company Act of 1940.

(1) Includes 230 shares owned by a trust for J. E.
Broyhill, of which Clarence E. Beach, E. D. Beach and Paul H. Broyhill are trustees.

(2) Total shares represent less than 1.0% of the Corporation's outstanding Common Stock.

(3) See note (2) to the table beneath the heading
"Principal Shareholders" elsewhere in this Proxy
Statement.

         Mr. Clarence E. Beach served Broyhill
Furniture Industries, Inc. and its
predecessors("BFI") in an executive capacity, including as a Senior Vice President and a director, for over 20 years until his retirement in December 1980. He also held the title of Secretary of the Corporation until December 1980.

         Mr. E. D. Beach, a Certified Public
Accountant, retired in February 1986 as Vice
President and Vice Chairman of the Board of BFI, which he had served in an executive capacity for over 10 years. He is President of the Corporation and has served as a director from 1976 until March
1981 and from April 1981 until the present. He is a director and holds executive positions with Broyhill Industries, Inc. and P. B. Realty, Inc., the Corporation's two wholly owned subsidiaries, and with Broyhill Investments, Inc.
("Broyhill Investments"), an affiliate of the Corporation. Mr. Beach also is a director of 18 funds sponsored by Prudential Securities, Inc. or its affiliates: Command Money Fund, Command
Government Fund, Command Tax-Free Fund, Government
Income Fund, Global Government Plus Fund, Mortgage
Income Fund, Equity Fund, Inc., California
Municipal Fund, Municipal Series Fund, Equity
Income Fund, Allocation Fund, Municipal Bond Fund,
Global Natural Resources Fund, Global Genesis
Fund, Total Return Fund Inc., Multi-Sector Fund,
Inc., Special Money Market Fund, Inc. and The
BlackRock Government Income Trust. Mr. Beach also is President and a director of First Financial
Fund, Inc., High Yield Plus Fund, Inc. and the
Global Utility Fund, Inc. Mr. Beach is an interested person of the Corporation by virtue of his serving as President of the Corporation.

         Mr. James T. Broyhill served as the
Secretary of the North Carolina Department of
Economic and Community Development from February
10, 1989 until March 31, 1991. From January 1984 to
February 1989, Mr. Broyhill served as Chairman of
The North Carolina Economic Development Board.  Mr.
Broyhill was a United States Senator for North
Carolina from his appointment in July 1986 until November 1986. Prior to serving as United States
Senator, Mr. Broyhill served North Carolina as a
Representative in the United States House of
Representatives for over 23 years. Mr. Broyhill is an interested person of the Corporation by virtue of his beneficial ownership of more than five percent of the Corporation's Common Stock. See
"Principal Shareholders."

         Mr. Paul H. Broyhill served BFI as
President until 1980, Chief Executive Officer until
1984 and Chairman of the Board until 1986. He resigned as Vice President and a director of BFI's parent company, Interco Incorporated, effective
December 31, 1985.  He has been Chief Executive
Officer and Chairman of the Board of Directors of the Corporation since 1976 and is Chairman and a director of the Corporation's two wholly owned subsidiaries. He is also Chairman and a director of Broyhill Investments, an affiliate of the Corporation. Mr. Broyhill is a trustee of Mackenzie Series Trust and Ivy Funds and a director of Mackenzie Funds, Inc., all of which are registered investment companies. He serves as a member of the audit committee of these funds. Mr.
Broyhill is an interested person of the Corporation by virtue of his serving as Chief Executive Officer of the Corporation and his beneficial ownership of more than five percent of the Corporation's Common
Stock.  See "Principal Shareholders."

         Mr. William E. Cooper was associated with
Dallas Market Center Company (a wholesale merchandise mart in Dallas, Texas) for 25 years.
He served that company during its development in various executive capacities starting as Vice
President and General Manager in 1958, and was Chairman of the Board of Directors and Chief
Executive Officer prior to his retirement in 1983, when he was voted Chairman Emeritus. Concurrently, Mr. Cooper served as President or Chairman of the World Trade Center Company, Houston Decorative
Center and Dallas Market Center Development
Company.  He is past Chairman of the Dallas/Fort
Worth International Airport Board.

         Mr. Lawrence Z. Crockett was, until 1978, a Director and the Chief Executive Officer of Mortgage Corporation of the South, a subsidiary of Bank of Boston. His career spanned over 25 years in the mortgage banking industry and subsequent to 1978 he has been an investor in and developer of various entrepreneurial activities mostly involved in real estate.

         Mr. Willard A. Gortner served as a Vice
President--Sales Division of Smith Barney, Harris
Upham & Co., Inc., prior to his taking medical leave in May 1981 and his retirement in 1982. He has served the Corporation as a director from 1976 until March 1981 and from April 1981 until the present. Mr. Gortner is an interested person of the Corporation by virtue of his marriage to Satie
E. Gortner, who beneficially owns more than five percent of the Corporation's Common Stock. See
"Principal Shareholders."

         Mrs. Allene B. Heilman, a principal
shareholder of the Corporation, was married to W.
E. Stevens, Jr., who was a director of the Corporation until his death in June 1983. She is an interested person of the Corporation by virtue of her beneficial ownership of more than five percent of the Corporation's Common Stock. See
"Principal Shareholders."

         Mr. Harry Heltzer is a former President,
Chief Executive Officer and Chairman of the Board of Minnesota Mining & Manufacturing Co., which he served in executive capacities for many years until his retirement in 1975.

         Mr. Clarence A. Holden was a Vice
President and a director of BFI until his retirement in December 1980 and served that company in an executive capacity for over 40 years.

         Mr. Gene A. Hoots is a principal in
Cornerstone Capital, a registered investment adviser serving private and pension fund clients.
Cornerstone Capital is an investment adviser to Broyhill Family Foundation, Inc. (the
"Foundation"), a nonprofit corporation affiliated with Paul H. Broyhill and members of his family.
Cornerstone Capital receives annual advisory fees from the Foundation not to exceed 1% of the value of the Foundation assets managed by Cornerstone
Capital.  From 1986 until June 1988, Mr. Hoots was
Vice President of Reich & Tang, Inc., a New York investment counseling firm serving private pension funds, university endowments and individuals.
Prior to joining that firm, Mr. Hoots was employed by RJR Nabisco, Inc., where for several years he was responsible for monitoring the investment of that company's pension and employee savings fund assets and was involved in other investment activities.

         Dolph W. von Arx is the former chairman, president and chief executive officer of Planters
LifeSavers Company, an affiliate of RJR Nabisco,
Inc. He retired in 1991 from this position after 33 years in the consumer products business. Mr.
von Arx joined R.J. Reynolds Tobacco Company, another RJR Nabisco affiliate, in December 1987 as president and chief executive officer. He became president of Planters LifeSavers in December 1988.
Mr. von Arx is a former member of the Reynolds
Tobacco and Planters LifeSavers boards of directors. Prior to joining the RJR organization, Mr. von Arx was executive vice president of Thomas
J. Lipton, Inc.'s general management group and a member of its board of directors and executive committee. Mr. von Arx also serves as a director of Morrison Restaurants Inc. and Cree Research,
Inc.

         Michael Landry has been President of
Mackenzie Investment Management Inc. since August
1987 and is responsible for the portfolio management of Mackenzie's Global Fund. Mr. Landry was a Managing Director for Templeton, Galbraith and Hansberger from 1982 until 1987. During that period he also served as a Senior Vice President and Portfolio Manager for Templeton Investment
Counsel, Inc. and in that capacity managed a number of global pension and foundation portfolios. Mr.
Landry is a past director and founding member of the International Society of Financial Analysts and former director of the Association of Canadian
Pension Management.

         Messrs. von Arx and Landry were elected to the Board of Directors in August 1993. Gene A.
Hoots was elected to the Board of Directors in October 1987. Allene B. Heilman and Larry Z.
Crockett were elected as directors in October 1983.
E. D. Beach, William E. Cooper, Willard A. Gortner and Harry Heltzer were elected to the Board of Directors in April 1981 (Messrs. Beach and Gortner having first been elected to the Board in 1976 and having resigned in March 1981). The remaining nominees have served on the Board of Directors continuously since 1976.

         Paul and James Broyhill and Allene B.
Heilman are the children of J. E. Broyhill, a principal shareholder of the Corporation until his death on July 1, 1988. Mr. Gortner is their brother- in-law, by virtue of his marriage to Satie
E. Gortner, who is also a daughter of Mr. J. E.
Broyhill and a principal shareholder of the Corporation.

         It is not anticipated that any of the
nominees will be unable or unwilling to serve; but, if that should occur, the proxies shall be voted for a replacement nominee designated by the present
Board of Directors or the number of directors to be elected shall be reduced.

         The corporation laws of North Carolina,
under which the Corporation is incorporated, provide that shareholders of a company, such as the Corporation, incorporated before July 7, 1957, under a charter not granting the right of cumulative voting and which has at the time of the election of directors one shareholder who owns or controls more than 25% of the company's voting stock shall have the right to cumulate their votes for directors. Paul H. Broyhill is expected to own or control more than 25% of such voting shares at such time, and therefore shareholders of the Corporation shall have the right to cumulate their votes for the election of directors at the meeting.

         When cumulative voting is applicable,
every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees. The proxy agents named in the accompanying proxy also shall have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes for less than all of the nominees, provided that such agents in no event shall cast a vote for a nominee with regard to whom authority to vote has been withheld by the person giving the proxy.

         Under the laws of North Carolina, the
persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The Board of Directors recommends a vote FOR the entire slate of nominees set forth above.


ADMINISTRATION OF THE CORPORATION

         Administration of the Corporation is
primarily the responsibility of the  Corporation's
Chairman and Chief Executive Officer, Paul H.
Broyhill, and its President, E. D. Beach.  The
Corporation's portfolio is managed primarily by such officers, under the supervision of the Board of Directors. The Corporation has investment advisory agreements with two investment advisers, IBJ Schroder Bank & Trust Company ("Schroder") and
W. H. Reaves & Co., Inc. ("Reaves").  Schroder and
Reaves are each responsible for managing approximately $18,300,000 of the Corporation's assets. The shareholders of the Corporation approved the agreements with Schroder and Reaves in 1986 and 1990, respectively, and the Board of Directors, including a majority of the directors who are not interested persons of the Corporation, has approved such agreements annually since such shareholder approval was obtained. Schroder is located at One State Street, New York, New York
10004.  Reaves is located at 10 Exchange Place,
Jersey City, New Jersey 07032.

         The Custodian of the Corporation's
portfolio securities is First Union National Bank of North Carolina, Charlotte, North Carolina, pursuant to an Amended and Restated Custodian
Agreement dated as of December 31, 1986.

RATIFICATION OR REJECTION OF AUDITOR

         The Board of Directors of the Corporation has selected the firm of Deloitte & Touche as the Corporation's auditor for the fiscal year beginning
April 1, 1996, subject to ratification by shareholders. Deloitte & Touche served as the Corporation's auditor for the fiscal year ended
March 31, 1996.

         Neither Deloitte & Touche nor any of its members has any direct or indirect financial interest in or any connection with the Corporation in any capacity other than as independent public accountants.

         A representative of Deloitte & Touche is expected to attend the meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         In order for the Board's selection of
Deloitte & Touche to be effective, the holders of a majority of the shares entitled to vote at the meeting must ratify such selection. The Board of Directors recommends a vote FOR the approval of such ratification.

PRINCIPAL SHAREHOLDERS

         The following table reflects information concerning those persons known to the Corporation to own beneficially 5% or more of the Corporation's
Common Stock as of June 1, 1996:


                Amount and Nature of Beneficial
                   Ownership of Common Stock

             Voting and               Percent of
Name &       Investment Power         Outstanding
Age          Sole           Shared    Common Stock

Paul H.    1,315,495(1)  295,537(2)     32.7%
Broyhill
135 Claron Place, S.E.
Lenoir, NC

James T.     810,788     130,535        19.1%
Broyhill
1930 Virginia Road
Winston-Salem, NC 27104

Satie E.     661,877      92,717        15.3%
Gortner
PH-1 4601 Gulf Shore Blvd. North
Naples, FL 33940-2215

Allene B.    470,298           0         9.5%
Heilman
941 Bay Esplanade
Clearwater, FL 34630

Broyhill     316,871           0         6.4%
Investments, Inc.
Golfview Park
Lenoir, NC  28645
__________________________

(1) Includes 316,871 shares owned of record by Broyhill Investments, Inc., the voting stock of which is principally owned by Paul H. Broyhill and his immediate family.

(2) Includes 85,973 shares owned of record by Broyhill Family Foundation, Inc., a non-profit corporation. By resolution of the Foundation trustees, E. D. Beach and Paul H. Broyhill control the voting and disposition of shares of the Corporation owned by the Foundation. Also includes
230 shares beneficially owned by Clarence E. Beach,
E. D. Beach and Paul H. Broyhill as trustees under the J. E. Broyhill trust.

MANAGEMENT

Executive Officers

         The executive officers of the Corporation are Paul H. Broyhill, age 72 (Chief Executive
Officer), and E. D. Beach, age 71 (President,
Secretary and Treasurer). Messrs. Broyhill and
Beach have served in executive capacities with the Corporation and its predecessors for more than five years.


Compensation

         For the fiscal year ended March 31, 1996, the Corporation paid Paul H. Broyhill and E. D.
Beach an annual salary of $16,000 and $50,000, respectively, for their services to the Corporation as executive officers. Directors other than those who are officers of the Corporation or who are related by blood or marriage to the Broyhill family are paid $1,000 per year, plus $1,000 per meeting attended, for service on the Board. Each such outside director is paid an additional $1,000 for each day of attending a committee meeting held other than on the date of a Board meeting. In addition, all directors are reimbursed for their reasonable expenses incurred in attending meetings.


         The following table sets forth the
aggregate compensation from the Corporation for the fiscal year ended March 31, 1996 for each director and for Paul H. Broyhill and E. D. Beach in their capacities as directors and executive officers.
The Corporation currently has no pension or retirement plan for directors or employees.


Name of Person               Aggregate Compensation
and Position                      From Fund


Paul H. Broyhill                      $16,000
(Chairman, Chief Executive
Officer and Director)

E.D. Beach                             50,000
(Director and President)

Clarence E. Beach                       2,000
(Director)

James T. Broyhill                           0
(Director)

William E.  Cooper                      3,000
(Director)

Lawrence Z. Crockett                    3,000
(Director)

Willard A. Gortner                          0
(Director)

Allene B.  Heilman                          0
(Director)

Harry Heltzer                           2,000
(Director)

Clarence A. Holden                      3,000
(Director)

Gene A. Hoots                           5,000
(Director)

Michael G. Landry                       4,000
(Director)

Dolph W. von Arx                        3,000
(Director)



Certain Transactions

         The Corporation leases its executive
offices from Broyhill Investments, a corporation controlled by Paul H. Broyhill and members of his family. The terms of the lease, which have been approved by the Corporation's Board of Directors, including those persons who are not interested persons of the Corporation, provide that the Corporation and its two wholly owned subsidiaries shall pay an annual rental of $18,000 to Broyhill
Investments during the term of the lease, which will expire August 31, 1998.


CORPORATE GOVERNANCE

         The Board of Directors met two times
during the fiscal year ended March 31, 1996.  The
Board of Directors has an Audit Committee, the members of which are Harry Heltzer (Chairman), Clarence E. Beach, William E. Cooper, Lawrence Z.
Crockett, Clarence A. Holden and Gene Hoots.  The
Audit Committee is responsible for evaluating the effectiveness and independence of the Corporation's independent auditors, inquiring into and considering the effectiveness of management's financial and accounting functions and its implementation of the auditors' recommendations with respect to internal accounting controls and recommending to the Board of Directors the appointment of auditors for the ensuing year. The
Audit Committee had one meeting during the fiscal year ended March 31, 1996, with all members of the Committee except Mr. Heltzer in attendance. The
Board of Directors did not have a Compensation or Nominating Committee during such year. Each member of the Board except Mr. Heltzer and Mr. Clarence
Beach attended at least 75% of the meetings held by the Board and any committee(s) on which he or she served.


SHAREHOLDER PROPOSALS

         In order to be included in proxy material for the 1997 annual meeting of shareholders, shareholder proposals must be received at the offices of the Corporation by March 21, 1997.

                    * * * *

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS BMC FUND, INC.

The undersigned hereby appoints Paul H. Broyhill and E. D. Beach, or either of them, as agents, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of BMC
Fund, Inc. (the "Corporation"), held of record by the undersigned on June 1, 1996, at the annual meeting of shareholders to be held on July 27, 1996, or at any adjournment thereof.

1.  The election of 13 directors:

FOR all nominees listed below         WITHHOLD AUTHORITY
(except as marked below               to vote for all to
the contrary)    [  ]                 nominees listed below (   )

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR
ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
NAME IN THE LIST BELOW.)

Clarence E. Beach, E. D. Beach, James T. Broyhill,
Paul H. Broyhill, William E. Cooper, Lawrence Z.
Crockett, Willard A. Gortner, Allene B. Heilman,
Harry Heltzer, Clarence A. Holden, Gene A. Hoots,
Dolph W. von Arx, Michael Landry

2.  Ratify the selection of the firm of Deloitte &
Touche as the Corporation's auditor for the fiscal year beginning April 1, 1996.

   APPROVE [  ]   DISAPPROVE [  ]   ABSTAIN [  ]

3. In their discretion, the proxy agents are authorized to vote upon such other business as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR
DIRECTOR AND TO APPROVE PROPOSAL 2.

Dated __________________, 1996



                    _______________________________

                    Signature*



                    _______________________________

                    Signature*


*Please sign exactly as the name
appears hereon.  When shares are
held in joint accounts, each joint
owner should sign.  Executors,
administrators, trustees, guardians,
attorneys and corporate officers
should indicate their titles.